Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-234586) and Form S-8 (No. 333-226830; 333-216901; No. 333-170381; No. 333-152767; No.333-124689; and No. 333-09062) of AstraZeneca PLC of our report dated 14 February 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

3 March 2020